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                                                                   EXHIBIT 10.7

                              FOURTH AMENDMENT TO
                      AMENDED AND RESTATED LOAN AGREEMENT

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the "Fourth Amendment") dated as of the 9th day of July, 1996, by and among Maxco, Inc., a Michigan Corporation (hereinafter referred to as the "Borrower"), and Comerica Bank (formerly known as Comerica Bank-Detroit), a Michigan banking corporation (hereinafter referred to as the "Bank").

                              W I T N E S S E T H

     WHEREAS, Borrower and Bank entered into a certain Amended and Restated Loan Agreement dated October 31, 1994, as amended by First Amendment to Amended and Restated Loan Agreement dated May 9th, 1995; as further amended by Second Amendment to Amended and Restated Loan Agreement dated September 8, 1995; and, as further amended by Third Amendment to Amended and Restated Loan Agreement dated May 15, 1996 (the "Agreement");

     WHEREAS, Borrower desires to decrease the Commitment Amount from $24,000,000 to $14,000,000 and modify certain other terms and conditions of the Agreement; and

     WHEREAS, the Borrower and the Bank desire to amend certain of the covenants set forth in the Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

     1. In Sub-Section 1.1 of Section 1 of the Agreement, the following definitions are hereby deleted in their entirety and replaced by the following or added entirely:

                 "Borrowing Base" shall mean the sum of 75 percent of the
            aggregate outstanding principal balance of the Borrower's and the Guarantors' Eligible Accounts, less the aggregate amounts of Letters of Credit then outstanding.





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                 "Commitment Amount" shall mean $14,000,000 (or such lesser amount to which the Commitment Amount may be reduced by the Borrower from time to time under Section 2.8.1 of this Agreement).

                 "Consolidated Funded Debt" shall mean, as of any applicable date of determination, that portion of consolidated Debt which consists of (a) indebtedness for borrowed money, including indebtedness for borrowed money which is evidenced by notes, bonds, debentures or other similar instruments or (b) obligations under installment sales contracts or capital leases, less cash and cash equivalents of Borrower and/or the Guarantors as of the applicable date. For purposes of this Agreement, as applied to Borrower, Consolidated Funded Debt shall be determined without using the indebtedness and obligation data from Medar.

                 The term "Finishmaster" is hereby deleted.

                 The term "Finishmaster Loan Percentage" is hereby deleted.

                 "Securities" shall mean (i) all of the issued and outstanding capital stock of the Subsidiaries and (ii) all of the shares of capital stock of Medar owned by the Borrower or any Subsidiary.

     2. The Revolving Credit Note dated October 31, 1994, (the "Note") in the original face amount of Fourteen Million Dollars ($14,000,000), as amended by the First Amendment to Amended and Restated Loan Agreement dated May 9th, 1995, as replaced by a Revolving Credit Note dated September 8, 1995, as amended by Third Amendment to Amended and Restated Loan Agreement dated May 15, 1996, is hereby amended such that the face amount is Fourteen Million Dollars ($14,000,000), and the reference in the first paragraph of the Note is amended to read Fourteen Million Dollars ($14,000,000).

     3. Sub-Section 5.5 Section 5 is hereby deleted in its entirety and replaced by the following:

           5.5 Subsidiaries. The Guarantors are the only wholly owned Subsidiaries of the Borrower. The Borrower also owns approximately 20% of the capital stock of Medar, a 25% general partnership interest in CJF and a 2% limited partnership interest in Riverview Associates.

     4. Sub-Section 5.14 of Section 5 is hereby deleted in its entirety and replaced by the following:

           5.14 Margin Stock. Neither the Borrower nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning



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     of Regulation U of the Board of Governors of the Federal Reserve System,
     and no part of the proceeds of any loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which might violate the provisions of Regulation G, T, U or X of the said Board of Governors. The Borrower does not own any margin stock other than the shares of capital stock of Medar pledged to the Bank hereunder.

     5. Sub-Section 5.19 of Section 5 is hereby deleted in its entirety and replaced by the following:

          5.19 Shares and Shareholders. The Borrower's entire authorized capital stock consists of 10,000,000 shares of common stock, $1.00 par value, and 100,000 shares of Preferred Stock, of which 18,000 shares of Series Two Preferred Stock are issued and outstanding, and of which 16,219 shares of Series Three Preferred Stock are issued and outstanding. The Guarantors' entire outstanding capital stock is owned both beneficially and of record by the Borrower, and the Guarantors' authorized and outstanding capital stock consists of the following:


                            Authorized                        Outstanding
     Guarantor:             Capital Stock:      Par Value:     Capital Stock
     ---------              -------------       ---------      -------------
     Akemi                        50,000        $  1.00               1,000
     CMC                          ______        $  ____                 ___
     Ersco of Michigan, Inc.      50,000        $  1.00                 300
     Pak-Sak                       5,000        $ 10.00               3,768
     Wisconsin     Common          1,250        no par                  290
           Preferred                 250        $100.00                 250

     The Borrower owns 1,737,405 shares of the outstanding capital stock of Medar, which constitutes approximately 20% of the aggregate outstanding capital stock of Medar. Except as disclosed on Schedule 5.19, there are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any shares of the capital stock of the Borrower or any Subsidiary.

     6. Sub-Sub-Section 6.1.4 of Sub-Section 6.1 of Section 6 is hereby deleted in its entirety and replaced by the following:

                       6.1.4 Aging and Borrowing Base Certificate. Furnish to the Bank (a) by Wednesday of each week (as of the end of the prior week) (i) a report in such form as the Bank shall from time to time require as to the Accounts of Borrower and the Subsidiaries and (ii) a Borrowing Base Certificate confirming that the aggregate unpaid principal amount of all Revolving Loans does not exceed the lesser of the Commitment Amount








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               or the Borrowing Base as then in effect (or, if such is not the case, accompanied by a prepayment of the Revolving Credit
               Note in accordance with Section 2.8.2 of this Agreement),
               (b) by the 25th of each month (as of the end of the prior month) (i) an aging of the Accounts of Borrower and the Subsidiaries in a form satisfactory to the Bank and (ii) a report in such form as the Bank shall from time to time require as to the Inventory of the Borrower and the Subsidiaries and (c) by the 30th day of each calendar quarter (as of the end of the prior quarter) an aging of the Accounts of Borrower and the Subsidiaries in a form satisfactory to the Bank.

     7. Sub-Sections 6.5, 6.7 and 6.8 of Section 6 are hereby deleted in their entirety and each is replaced with the phrase "Intentionally Omitted."

     8. Sub-Section 6.6 of Section 6 is hereby deleted in its entirety and replaced by the following:

               6.6 Maintain Consolidated Funded Debt to EBITDA. On a Consolidated Basis, maintain the ratio of Consolidated Funded Debt to earnings before interest, taxes, depreciation and amortization (determined on a rolling four quarters basis) ("EBITDA") of not more than 5.00 to 1.0.

     9. The introductory paragraph and Sub-Section 7.1 of Section 7 are hereby deleted in their entirety and replaced by the following:

          From the date hereof until the later of the Termination Date or the date when the principal of and interest on the Notes and other Indebtedness is paid in full and the Bank's commitment hereunder terminated, the Borrower covenants that and agrees that it will not, and will not permit any Subsidiary to:

                 7.1 Dividends.  Declare or pay any dividend (other than
            dividends payable solely in shares of its capital stock) on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock, except that (i) dividends from any Subsidiary to the Borrower are permitted, (ii) dividends of up to $110,000 annually on Borrower's Series Two Preferred Stock are permitted, (iii) dividends of up to $300,000 annually on the Borrower's Series Three Preferred Stock are permitted.

     10. Sub-Section 7.10 of Section 7 is hereby deleted in its entirety and replaced by the following:

                 7.10 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other person except for the common stock of the Guarantors, Medar and the














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          partnership interests in Riverview Associates and CJF, in each case limited to the interest owned by the Borrower on the date of this Agreement, and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, direct obligations of the United States Government maturing within one year from the date of acquisition thereof, and high grade commercial paper and high grade fixed-income securities (e.g., corporate bonds).

     11. Sub-Sections 7.14 and 7.15 of Section 7 are hereby deleted in their entirety.

     12. Paragraph 8.1.10 of Sub-Section 8.1 of Section 8 is hereby deleted in its entirety.

     13. Except as specifically modified hereby, the terms and conditions of the Agreement and the Notes remain in full force and effect and the undersigned hereby ratify and agrees to be bound by the terms of the Agreement as hereby amended.

     14. Neither the extension of this Fourth Amendment by the Bank, nor any other act or omission by the Bank in connection herewith, shall be deemed a waiver by the Bank of any default under the Agreement.

     IN WITNESS WHEREOF, the Borrower and the Bank have caused this Fourth Amendment to be executed by their duly authorized officers as of the day and year first written above.

                                   MAXCO, INC.


                                   By   Vincent Shunsky
                                     ------------------------------
                                        Vincent Shunsky
                                        Its Vice President


                                   COMERICA BANK

                                   By   David G. Grantham
                                     ------------------------------
                                        David G. Grantham
                                        Its Vice President






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     The Undersigned Guarantors hereby acknowledge and consent to the above
Fourth Amendment.

Akemi Plastics, Inc.


By   Vincent Shunsky
  -----------------------
     Vincent Shunsky
     Its Treasurer



Ersco of Michigan, Inc.                    Pak-Sak Industries, Inc.


By  Vincent Shunsky                        By   Vincent Shunsky
  -----------------------                     -------------------------
    Vincent Shunsky                             Vincent Shunsky
    Its Treasurer                               Its Treasurer


Wisconsin Wire & Steel, Inc.               CMC, Inc.


By  Vincent Shunsky                        By   Vincent Shunsky
  -----------------------                    --------------------------
    Vincent Shunsky                             Vincent Shunsky
    Its Treasurer                               Its President


Pacer Tool & Mold, Inc.


By  Vincent Shunsky
  -----------------------
    Vincent Shunsky
    Its Treasurer





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